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                                                                   EXHIBIT 99.10

                      KRAMER LEVIN NAFTALIS & FRANKEL LLP

                               919 THIRD AVENUE

                         NEW YORK, N.Y.  10022 - 3852


TEL (212) 715-9100                                             47, AVENUE HOCHE
FAX (212) 715-8000                                                75008 PARIS
                                                                     FRANCE

                               December 16, 1999

Lexington Global Technology Fund
Park 80 West
Plaza Two
Saddle Brook, NJ  07663

     Re:  Lexington Global Technology Fund, Inc. -
          Registration Statement on Form N-1A
          ----------------------------------


Dear Ladies and Gentlemen:

          We have acted as counsel for Lexington Global Technology Fund, Inc., a Maryland corporation (the "Fund"), in connection with the proposed public offering of shares of common stock of its series, Lexington Global Technology Fund (the "Shares"), $.001 par value, pursuant to a registration statement on Form N-1A (File No. 333-89733, ICA No. 811-9649) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

          In rendering this opinion, we have examined the Fund's Articles of Incorporation, its By-Laws, resolutions of the Board of Directors of the Fund, and the Registration Statement (including exhibits thereto). We have also made such inquires and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents, the conformity to the original documents of all copies submitted, and the legal capacity of natural persons to complete the execution of documents.

          We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Maryland law, with your permission, we have relied solely upon an opinion of Ballard, Spahr, Ingersoll & Andrews, Special Maryland Counsel, a copy of which is attached hereto, concerning the organization of the Fund and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference as though fully set forth herein.
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KRAMER LEVIN NAFTALIS & FRANKEL LLP



Lexington Global Technology Fund
December 16, 1999
Page 2


          Based upon and subject to the foregoing, it is our opinion that:

          i. The Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

          ii. The Shares have been duly authorized for issuance by all necessary corporate action on part of the Fund and, when issued, delivered and paid for as contemplated by the Prospectus included as part of the Registration Statement, will be validly issued, fully paid and nonassessable.

          This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

          Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ Kramer Levin Naftalis & Frankel LLP